UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2004

GNC Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-116040	72-1575170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices)    (Zip Code)

(412) 288-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     On December 14, 2004, General Nutrition Centers, Inc., our wholly owned subsidiary (“Centers”), entered into a new employment agreement with Curtis Larrimer, Centers’ Chief Financial Officer. The term of the employment agreement expires on December 31, 2006, subject to one year extensions at the option of the company.

     Under the employment agreement, Mr. Larrimer will receive a base salary of $275,000 per year, with annual bonuses in an amount to be determined by Centers’ compensation committee in the exercise of its discretion for the applicable year. Upon Mr. Larrimer’s death or disability, he will be entitled to receive his base salary for the remaining term of the employment agreement and a pro rata bonus. In the event of a termination of Mr. Larrimer’s employment without cause or for good reason (each, as defined in the employment agreement), he will be entitled to receive his base salary for the remaining term of the employment agreement and a pro rata bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the employment agreement), Mr. Larrimer will be entitled to receive his base salary for a two-year period following the date of termination.

Item 8.01	Other Events.

     Centers today announced, based on data collected from its point of sales systems (POS), a comparison of its company-owned domestic store retail product sales by major product category and the respective percentage of its company-owned domestic store retail product sales for the period shown (prior year’s categories have been adjusted to be comparable with the current year’s presentation):

							Nine Months Ended
	Year Ended December 31,						September 30,
(dollars in millions)	2001		2002		2003(1)		2003		2004

Sports Nutrition Products	$287.4	26.5%	$288.6	28.1%	$300.3	29.7%	$234.4	30.4%	$229.4	31.3%
Diet Products	289.2	26.7%	267.2	26.0%	265.7	26.3%	209.7	27.1%	159.3	21.7%
VMHS	273.2	25.2%	252.8	24.7%	237.9	23.6%	178.6	23.1%	178.6	24.3%
Specialty Supplements	149.0	13.8%	139.8	13.6%	126.6	12.5%	94.6	12.2%	94.7	12.9%
Other	84.9	7.8%	77.8	7.6%	79.4	7.9%	55.6	7.2%	72.1	9.8%

Grand Total	$1,083.7	100.0%	$1,026.2	100.0%	$1,009.9	100.0%	$772.9	100.0%	$734.1	100.0%

Number of Domestic Company-Owned Stores at 9/30/03 and 9/30/04 with Percent Change							2,623		2,498	-4.8%

(1)	2003 data calculated on a combined basis, by adding data for the period from January 1, 2003 through December 4, 2003 to data for the 27 days ended December 31, 2003.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement, dated as of December 14, 2004, between General Nutrition Centers, Inc. and Curtis Larrimer.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2005

GNC CORPORATION
By:	/s/ James M. Sander
	Name:	James M. Sander
	Title:	Senior Vice President, Chief Legal Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 14, 2004, between General Nutrition Centers, Inc. and Curtis Larrimer.

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